UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2005

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2005, Plantronics, Inc. (“Plantronics.” or the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”), which amends the Credit Agreement dated July 31, 2003 with Wells Fargo Bank, National Association (“Wells Fargo”). In the original Credit Agreement, as amended by the First Amendment to Credit Agreement dated August 1, 2004, Plantronics requested the Bank to extend credit to the Company in the form of a revolving credit facility with a letter of credit sub-facility to finance the operations of the Company and its Subsidiaries, including certain acquisitions, repurchases of stock, and capital expenditures, and for other general corporate purposes.

The Second Amendment extends the revolving termination date from August 1, 2006 to August 1, 2010, increases the revolving credit from $75,000,000 to $100,000,000, and reduces the interest rate on LIBOR loans from 0.875% to 0.750%. Additionally, the financial covenant requiring us to maintain a minimum interest coverage ratio is replaced by a requirement that we maintain a minimum annual net income. The Second Amendment also permits the Company’s acquisition of Altec Lansing Technologies, Inc.

The loans under the revolving credit facility may be borrowed, prepaid and reborrowed until the maturity date of August 1, 2010, at which time all loans must be repaid in full. The loans bear interest, at the Company’s option, at Wells Fargo’s prime rate less 1.00% or at LIBOR plus 0.75%. Interest on the loans is payable monthly. The loans must be prepaid on certain change of control events.

The revolving credit facility contains restrictions on our ability to, among other things, incur liens, dispose of assets, enter into consolidations and mergers, make investments, incur indebtedness, enter into operating leases, pay dividends, and repurchase stock. It also requires us to maintain, in addition to a minimum annual net income, a maximum leverage ratio and a minimum quick ratio.

The revolving credit facility contains certain events of default, including failure to pay, breach of representations and warranties, failure to comply with covenants, cross-defaults to other indebtedness, insolvency, judgments and the occurrence of a material adverse effect. The occurrence of an event of default could result in the acceleration of all outstanding obligations under the revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

The foregoing description of the Second Amendment and the original Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, the First Amendment, and the original Credit Agreement. A copy of the Second Amendment is filed with this report as Exhibit 10.1. The First Amendment and the original Credit Agreement are incorporated herein by reference.

Exhibit Number	Description

10.15.1	Second Amendment dated as of July 11, 2005 to Credit Agreement dated July 30, 2003 between Wells Fargo Bank N.A.
10.15.2
Credit Agreement dated as of October 31, 2003 between Registrant and Wells Fargo Bank N.A. (incorporated herein by reference from Exhibit (10.1) of the Registrant's Quarterly Report on Form 10-Q (File No. 001-12696), filed on November 7, 2003).

10.15.3
Credit Agreement Amendment No. 1 dated as of August, 1, 2004, between Registrant and Wells Fargo Bank N.A. (incorporated herein by reference from Exhibit (10.15.2) to the Registrant’s Quarterly Report on Form 10-Q (File No. 001- 12696), filed on November 5, 2004).

SIGNATURE

PLANTRONICS, INC.

Date: July 15, 2005	By:	/s/ Barbara Scherer
Barbara Scherer
Senior Vice President and Chief Financial Officer